Exhibit 99.1

For more information, contact: Steven D. Schwartz, Vice President - Investor Relations (515) 273-3763, sschwartz@american-equity.com

FOR IMMEDIATE RELEASE

May 23, 2018

American Equity Addresses Market Rumors

WEST DES MOINES, IA — May 23, 2018 — American Equity Investment Life Holding Company (NYSE: AEL) (“American Equity”) notes the recent market rumors and confirms that it is in preliminary discussions regarding a potential transaction. No assurance can be given that such discussions will continue, that any definitive agreement will be reached with respect to a transaction or that a transaction will be consummated. American Equity does not intend to make any further press releases or announcements regarding this matter unless and until a definitive agreement has been reached.

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, issues fixed annuity and life insurance products, with a primary emphasis on the sale of fixed index and fixed rate annuities. American Equity Investment Life Holding Company, a New York Stock Exchange Listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “believe”, “goal”, “objective”, “target”, “may”, “should”, “estimate”, “projects” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in American Equity’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made, and American Equity undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by American Equity will not materially adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.